UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

VINYL PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52769	26-0295367
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2210 South Ritchey Street, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 210-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 19, 2010, in the course of auditing the consolidated financial statements of Vinyl Product, Inc. (the “Company”) for the year ended December 31, 2009, M&K CPAS, PLLC ("M&K"), the independent accounting firm retained to audit the Company's financial statements for the year ended December 31, 2009, advised management and the Board of Directors, that, in its opinion, the Company’s financial statements for the year ended December 31, 2008 contained an error relating to the Company's failure to record the compensation cost related to the grant of options to employees (a share-based payment transaction) in September 2008 ("Options"), as required by Financial Accounting Standard 123R.  The error had the effect of overstating income and understating paid-in capital by $67,000 (the fair value of the Options calculated using the Black-Scholes option pricing model) for the 2008 period.

After discussions relating to the purported error with M&K and its prior independent accountant, Traci J. Anderson, CPA, which concurred with M&K's conclusions in correspondence to the Company dated April 2, 2010, the Board of Directors, together with management of the Company, on April 2, 2010 determined that the previously issued financial statements of the Company for the 2008 period should no longer be relied upon.  In view of the error, the Company will restate the previously issued financial statements for the year ended December 31, 2008 in its Annual Report on Form 10-K for the fiscal year ended December 31,2009.  The Company also will file a post-effective amendment to its registration statement on Form S-1 originally filed with the SEC on March 27, 2009 and effective under the Securities Act of 1933, as amended, on February 4, 2010.

The restatement of the audited consolidated financial statements for the year ended December 31, 2008 will affect individual components of our Consolidated Balance Sheet as of December 31, 2008, and the Consolidated Statements of Operations and Consolidated Statement of Shareholders’ Equity for the year then ended.  The restatement will have no effect on reported earnings per share for that period and no impact on cash flows.  The Company will add a restatement footnote to the audited consolidated financial statements which describes the restatement and demonstrates the impact of the restatement on each line item in our consolidated financial statements that was affected thereby.

The table below sets forth the line items from the consolidated financial statements for and as of the year ended December 31, 2008 that will be affected by the restatement and the amount of the change, expressed in Dollars:

	2008 as Originally Reported	2008 As Restated	Effect of Change
Balance Sheet:
Paid-in Capital	90,814	157,814	67,000
Retained Earnings	82,670	15,670	(67,000)

Statement of Operations:
Payroll	984,605	1,051,605	67,000
Total Expenses	1,927,918	1,994,918	67,000
Net Operating Income (Loss)	104,688	37,688	(67,000)
Net Income (Loss)	$25,155	$(41,845)	$(67,000)
Basic and Diluted Earnings Per Share	$.00	$(.00)	-

Statement of Shareholders’ Equity:
Paid-in Capital	90,814	157,814	67,000
Retained Earnings	82,670	15,670	(67,000)

The Company has provided M&K with a copy of the disclosure it is making under this Item 4.02 and has requested that M&K furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether M&K agrees with the statements made in response to this Item 4.02 and, if not, stating the respects in which it does not agree.  A copy of the letter of M&K is filed as Exhibit 7 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
7	Correspondence from M&K CPA's, PLLC

This current report on Form 8-K contains forward-looking statements, included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may involve known and unknown risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, statements about the Company’s intention to restate the Company’s consolidated financial statements, the effects of the corrections discussed on future periods and the timing of filing of the Company’s restated consolidated financial statements, and statements including the words “may,” “could,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company to reflect events or circumstances arising after the date on which such statement was made. From time to time, these risks, uncertainties, assumptions and other factors are discussed in the Company’s reports and other public filings with the Securities and Exchange Commission, which are available at www.sec.gov

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINYL PRODUCTS, INC.

Date: April 7, 2010	By:	/s/ Gordon Knott
Gordon Knott, President